Exhibit 99.1

FIRST LEASE AMENDMENT

This FIRST LEASE AMENDMENT (First Amendment), is made and entered into this 1st day of November 2004, by and between SAVANNAH CHATHAM PARKWAY PROPERTY, LLC, a Georgia Limited Liability Company, (hereinafter referred to as Lessor) and SOUTHEASTERN NEWSPAPERS COMPANY, LLC, a Georgia Limited Liability Company (hereinafter referred to as Lessee).

WITNESSETH:

WHEREAS, Savannah Chatham Parkway Property, LLC, as Lessor, and Morris Communications Company, LLC, a Georgia Limited Liability Company, as Lessee, entered into that certain lease agreement (the “Lease”) dated as of December 31, 2002 covering certain property commonly known as 1375 and 1425 Chatham Parkway, Savannah, Georgia under the terms and conditions contained therein, for a term scheduled to expire on December 31, 2012 (attached as Exhibit A);

WHEREAS, on August 7, 2003, Morris Communications Company, LLC assigned the Lease to Southeastern Newspapers Company, LLC (Lessee);

WHEREAS, the parties hereto desire to amend the lease to contain the following provisions:

1.	Lessee desires to take additional space to include the entire second building located on 1375 and 1425 Chatham Parkway (the Administration Building), more particularly described on Exhibit “B” attached hereto. The total square footage for the additional space is 78,000. The annual base rent for the Administration Building shall be $980,000 or a monthly rate of $81,666.67.

2.	All other terms and provisions of the Lease, except for the provision relating to “Minimum Rent” (as indicated on Exhibit “A”), shall apply to this First Amendment.

3.	With respect to additional rent pursuant to this First Amendment (a) “three percent (3%)” shall be substituted for “four percent (4%)” in Section 3(i) and (b) the first base rent adjustment pursuant to Section 3 of the Lease will begin on January 1, 2006.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

SAVANNAH CHATHAM PARKWAY PROPERTY, LLC

LESSOR

Witness:		By:	/s/ William S. Morris IV
		Name:	William S. Morris IV
Name:	/s/ Craig S. Mitchell	Title:	as its Managing Partner
Title:	Sr. Vice President

SOUTHEASTERN NEWSPAPERS COMPANY, LLC

LESSEE

Witness:		By:	/s/ William S. Morris IV
		Name:	William S. Morris IV
Name:	/s/ Craig S. Mitchell	Title:	President
Title:	Sr. Vice President